Exhibit 5.1

October 6, 2017

Novume Solutions, Inc.
14420 Albemarle Point Place, Suite 200,
Chantilly, VA, 20151

Ladies and Gentlemen:

This opinion is furnished in connection with the registration by Novume Solutions, Inc. (the “Company”), pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2017 (the “Registration Statement”), of an aggregate of 3,025,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. An aggregate of 3,000,000 Shares are or will be issuable to employees, directors and consultants of the Company upon the vesting and/or exercise, as applicable, of stock-based awards granted pursuant to the Company’s 2017 Equity Award Plan (the “Plan”). The additional 25,000 Shares are issuable upon the exercise of currently outstanding options to purchase shares of our Common Stock (“Non-Plan Options”), issued to Messrs. Steve Ellis and Robert West pursuant to certain “Option Agreements” (as defined below),upon the Company’s consummation, on August 28, 2017, of the merger transactions (the “Mergers”) under that certain Second Amended and Restated Agreement and Plan of Merger dated as of July 12, 2017 (the “Merger Agreement”), by and among the Company, KeyStone Solutions, LLC, a Delaware limited liability company, KeyStone Solutions, Inc., a Delaware corporation, Brekford Traffic Safety, Inc., a Delaware limited liability company (“Brekford”) and Brekford Merger Sub, Inc., a Delaware limited liability company. This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R., ss. 229.601(b)(5) under the Securities Act.

Pursuant to the terms of the Merger Agreement, Messrs. Steve Ellis and Robert West received Non-Plan Options as merger consideration in exchange for the cancellation of options to purchase shares of the common stock, par value $0.0001 per share, of Brekford (“Brekford Options”) previously issued to each such holder under Brekford’s 2008 Stock Incentive Plan. Pursuant to the terms of the Merger Agreement, the Non-PlanOptions were granted to Messrs. Ellis and West upon substantially the same terms as the Brekford Options that were cancelled in exchange therefor. On September 27, 2017, the Company enteredinto five separate option grant agreements (two with Mr. Ellis and three with Mr. West), each with respect to the grant of 5,000 Non-PlanOptions (collectively, the “Option Agreements”) and each being effective as of August 28, 2017..

We have acted as counsel to the Company in connection with the foregoing registration on Form S-8, and in that connection and for the purposes of this opinion, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of such corporate records, instruments, certificates, memoranda, and other documents, and such certificates or comparable documents of public officials and of officers or other representatives of the Company as we have deemed in our judgment necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) a copy of the Plan, (iii) a copy of the Merger Agreement, (iv) copies of each of the Option Agreements, (v) organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended, as currently in effect, and the Company’s Amended and Restated Bylaws, as amended to date, and (vi) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Crowell & Moring LLP g www.crowell.com g Washington, DC g New York g San Francisco g Los Angeles g Orange County g Anchorage g London g Brussels

Novume Solutions, Inc.
October 6, 2017

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  In that examination, we have assumed with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) that where any signature (other than a signature of the Company) purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had the power and authority to do so; (iii) the authenticity and completeness of all original documents reviewed by us in original or photostatic copy form; (iv) the conformity to the authentic originals of all documents submitted to us as certified, conformed or as photostatic copies; (v) the conformity of all provisions, terms and conditions contained in documents submitted to us in draft form with the provisions, terms and conditions contained in the executed final versions of such documents; (vi) that the documents, instruments and agreements shown to us are complete and no modifications to any thereof exist; (vii) that each individual who executes any document, instrument or agreement is legally competent to do so; and (viii) that each party, other than the Company, that has executed or will execute a document, instrument or agreement to which the Company is a signatory has all requisite power and authority and has duly and validly taken all necessary action to execute and deliver such documents, instruments and agreements and to perform the transactions contemplated thereby, that all such documents, instruments and agreements have been duly and validly executed and delivered by such party and that all such documents, instruments and agreements are legal, binding and enforceable obligations of such party.  Further, we have relied upon, without independent verification, the representations of the Company regarding the number of shares of Common Stock outstanding as of October 5, 2017.

We have further assumed that all awards granted or to be granted pursuant to the Plan and each of the Option Agreements were or will be validly granted in accordance with the terms of the Plan, and that all of the Shares to be issued upon vesting and/or exercise, as applicable, of such awards or Option Agreements will be issued in accordance with the terms of such awards, the Plan or the applicable Option Agreement, as applicable. We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan or such Option Agreements, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws, if applicable.

The opinions contained herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America to the extent specifically referred to herein, and we express no opinion as to the laws of any other state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America to the extent specifically referred to herein. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(i)                the Shares have been duly authorized, and

(ii)                following (a) effectiveness of the Registration Statement under the Securities Act, and assuming that such effectiveness remains in effect throughout the period during which the Shares are offered, issued and sold pursuant to the Plan or the Option Agreements, as applicable, (b) issuance and the delivery of the Shares pursuant to the terms of the Plan and the award agreements thereunder, or pursuant to the terms of the Option Agreements, asapplicable and (c) receipt by the Company of the consideration for the Shares specified in the applicable resolutions, as determined by the Board of Directors of the Company and as specified in the documents governing such grants, the Plan and/or the Option Agreements, as applicable, the Shares will be validly issued, and the Shares will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is for your benefit in connection with the Registration Statement described above and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion speaks as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.  Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent.

Very truly yours,

/s/ Crowell & Moring LLP

CROWELL & MORING LLP

Crowell & Moring LLP g www.crowell.com g Washington, DC g New York g San Francisco g Los Angeles g Orange County g Anchorage g London g Brussels